Exhibit 21

Tellabs, Inc. and Subsidiaries

Subsidiaries of the Registrant

as of December 28, 2012

Name	State or Other Jurisdiction of Incorporation
Tellabs Operations, Inc.	Delaware
Tellabs International, Inc.	Illinois
PT Tellabs Indonesia	Indonesia
Tellabs de Colombia Ltda	Colombia
Tellabs South Africa (Proprietary) Limited	South Africa
Tellabs Communications Canada Ltd.	Canada
Tellabs do Brasil, Ltda.	Brazil
Tellabs H.K. Limited	Hong Kong
Tellabs Pty Limited	Australia
Tellabs International de Mexico S.A. de C.V.	Mexico
Tellabs Asia Pacific Pte Ltd.	Singapore
Tellabs (Thailand) Co., Ltd.	Thailand
Tellabs Korea Limited	Korea
Tellabs India Private Limited	India
Tellabs Communications International Limited	China
Tellabs Communication Technologies (Shanghai) Limited	China
Tellabs Kabushiki Kaisha	Japan
Tellabs de Venezuela, S.A.	Venezuela
Tellabs Communications (Malaysia) Sdn. Bhd.	Malaysia
Tellabs (Malaysia) Sdn. Bhd. (49% joint venture)	Malaysia
Tellabs Philippines, Inc.	Philippines
Tellabs Holdings B.V.	The Netherlands
Tellabs Enterprises B.V.	The Netherlands
Tellabs Oy	Finland
TELLABS RUS LLC	Republic of Russian Federation
Kiinteisto Oy Mestarinkaarre	Finland
Kiinteisto Oy Sinimaentie 6	Finland
Tellabs Denmark A/S	Denmark
Tellabs Communications (India) Private Limited	India
Kring – Tellabs India Private Limited	India
Tellabs Holdings Limited	Ireland
Tellabs Limited	Ireland
Tellabs EMEA Holdings Limited	Ireland
Tellabs AB	Sweden
Tellabs Holdings SA (Proprietary) Limited	South Africa
Tellabs SAS	France
Tellabs Italia S.r.l.	Italy
Tellabs Netherlands B.V.	The Netherlands
Tellabs Poland Sp. z o.o.	Poland
Tellabs Southern Europe s.a. Sociedad Unipersonal (Spain)	Spain
Tellabs Deutschland GmbH	Germany
Tellabs Austria Vertriebs GmbH	Austria
Tellabs U.K. Ltd.	United Kingdom
Tellabs FZ-LLC	Dubai
EMEA TEL LAMP (EMEA TEL LAB)	Greece
Telecommunications Single Partner Limited Liability Company
Tellabs EMEA West Africa Ltd.	Nigeria
Tellabs North America, Inc.	Delaware
Tellabs Petaluma, Inc.	Delaware
Tellabs Vienna, Inc.	Delaware

Advanced Fibre Technology Communications (Hong Kong) Limited	Hong Kong
Hangzhou AFTEK Communication Company, Ltd.	China
Advanced Fibre Communications (HK) Limited	Hong Kong
AFC Foreign Sales Corporation	U.S. Virgin Islands
Tellabs Bedford, Inc.	Delaware
AccessLan India	India
Advanced Fibre Communications (India) Private Limited	India
Tellabs International GmbH	Switzerland
Advanced Fibre Communications Mexico S. de R.L. de C.V.	Mexico
Advanced Fibre Communications International Limited	Cayman Islands
AFC Harris Multimedia Communications Private Limited	Mauritius
AFC Harris Multimedia Communications Limited	India
Tellabs Mexico, Inc.	Delaware
Tellabs de Mexico, S.A. de C.V.	Mexico
Tellabs Nevada Holdings Corporation	Nevada
Tellabs Treasury Holdings Corporation	Nevada
Tellabs Equity Holdings Corporation	Nevada
Tellabs Securities Holdings Corporation	Nevada
Tellabs Pro Services, Inc.	Delaware
Tellabs Reston, Inc.	Delaware
WiChorus, Inc.	Delaware
Wichorus Design and Development Private Limited	India
WICHORUS (PRIVATE) LIMITED	Pakistan